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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 25049

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934


        Date of Report (date of earliest event reported):  September 12, 2004


                            CROFF ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)


             Utah                       1-100                   87-0233535
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      (State or other             (Commission file           (IRS Employer
jurisdiction of incorporation)         number)            identification Number)


             621 17th St., Suite 830, Denver, Colorado     80293
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             (Address of principal executive offices)    (Zip Code)

                                 (303) 383-1555
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              (Registrant's telephone number, including area code)


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ITEM 8. OTHER ITEMS.


     On November 8, 2004, Croff Enterprises, Inc., hereafter "Croff",entered into a Prospect Participation Agreement, hereafter "Agreement", related to its Yorktown Re-entry Program with an independent oil and gas company, hereafter "Participant". The parties intend to complete wells in the Wilcox formation for natural gas and condensate. The parties will be jointly developed in an area containing up to 1,100 acres with 8 re-entry prospects as well as new drilling locations. The Agreement provides for the parties to work together in this area of mutual interest for a period of up to 5 years. Under the general terms of the Agreement Croff will retain a 40% working interest and the Participant will acquire a 60% working interest in the first well bore. The Participant will be the operator of the well. The prospect partner has the right to acquire a 75% working interest in all
leases in this area of mutual interest.   Croff recovered approximately
$150,000 of costs expended in the re-entry of the first well at closing.


INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K.

     Exhibit 10

          Croff Enterprises press release dated November 12, 2004, entitled "Croff enters into a Prospect Participation Agreement related to its Yorktown Re-entry Program"

     Exhibit 11

          Prospect Participation Agreement



                                   SIGNATURE

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004

                          CROFF ENTERPRISES, INC.


                          By: /s/  Stuart D. Kroonenberg
                          --------------------------------
                          Name:  Stuart D. Kroonenberg
                          Title: Secretary and Chief Financial Officer